Incentive Compensation Policy
Document Type	Policy	Document Reference	POL.HR.10375
Version Number	6.0	Owning Facility/Site	United States
Exhibit 10.14

1PURPOSE
The Incentive Compensation Policy (“Policy”) describes the governing principles for Incentive Compensation through the Annual Incentive Plan (“AIP”), Commercial Incentive Plan (“CIP”), awards programs, and any individual written employment agreement between an Employee and their employing Company
(collectively referred to as “Incentive Compensation”) for eligible United States (“US”) Employees (as defined below) of Indivior Inc. and Indivior Treatment Services, Inc. (each a “Company” and collectively the “Companies”).
Inappropriately incentivizing Employees may result in legal and regulatory risks to the Companies.

1.1Inherent Risk Areas

Improper External Communication and/or Interaction

Inappropriate Transfer of Value

Presenting, promoting or soliciting information regarding Company products that is untruthful, inaccurate, and/or misleading or information that goes beyond approved product label. Also includes promoting products to ineligible persons.
Providing, promising, offering, soliciting or receiving anything of value to or from a health care professional, government/foreign official, health care entity, patient advocacy organization, patient, third-party payor or anyone in exchange for past or future prescribing, recommendation of company product(s) or to improperly influence their actions.
2SCOPE
This Policy applies to all full-time and part-time employees (each an “Employee”) who are eligible for Incentive Compensation in the US.

3POLICY DETAILS
3.1Key Principles
3.1.1Incentive Compensation is designed to drive performance and behaviors consistent with Indivior’s purpose and its Code of Conduct and other written standards, values, and strategy.
3.1.2Incentive Compensation provides a variable pay component as an incentive, in addition to an Employee’s regular salary. The combination of the base salary

Effective Date : 16 Apr 2024

Incentive Compensation Policy
Document Type	Policy	Document Reference	POL.HR.10375
Version Number	6.0	Owning Facility/Site	United States

compensation and the Incentive Compensation is designed to yield a competitive total compensation opportunity.
3.1.3Incentive Compensation is designed so that financial incentives do not inappropriately incentivize Employees to engage in or tolerate marketing, promoting, or selling of Indivior’s products (1) for unapproved uses, (2) to prescribers who practice within an excluded specialty, (3) to prescribers on a government debarred list or who have been delisted pursuant to the Prescriber Concern Reporting Policy, or (4) at dosages above maximum recommended doses listed in the package insert.

3.2Eligibility Rules
3.2.1Incentive Compensation is available only through the AIP, the CIP, or as provided in an employment agreement. Employees are never eligible for Incentive Compensation through both the AIP and CIP. Contingent Workers and Consultants are not eligible for AIP or CIP. An Employee must receive written confirmation from the Company to be eligible for Incentive Compensation. Incentive Compensation targets, multipliers, and levels shall be designated in an Employee’s offer letter, employment agreement, or other written correspondence from the Company as well as the Annual Incentive Plan SOP (SOP.HR.10413) or the Commercial Incentive Plan SOP (SOP.COM.10523). . Refer to the Commercial Incentive Plan SOP for further information on the development, implementation, and execution of the CIP.
3.2.2The Company reserves the right to, in its sole discretion, cancel or modify any Employee’s eligibility for Incentive Compensation at any time. For example, Employees may not be eligible, or may have limited eligibility for Incentive Compensation, where:

•the Employee has been found by the Company to have committed violations of Indivior’s written standards, as tracked by Integrity & Compliance;
•the Employee has not completed required compliance training; or
•the Employee has had unsatisfactory job performance (e.g., having a rating of ‘needs improvement’ or lower on their annual Performance and Development Review (“PDR”), or being placed on a performance improvement plan, as tracked by Human Resources (“HR”).

3.2.3The Company reserves the right, in its sole discretion, to withhold payment of Incentive Compensation to an Employee who is relevant to an ongoing internal

Effective Date : 16 Apr 2024

Incentive Compensation Policy
Document Type	Policy	Document Reference	POL.HR.10375
Version Number	6.0	Owning Facility/Site	United States

investigation. Based on the outcome of an internal investigation, the Company reserves the right, in its sole discretion, to pay the full amount of Incentive Compensation to the Employee, pay only a partial amount of Incentive Compensation to the Employee, or not pay any Incentive Compensation to the Employee.

3.2.4The ability to participate in Incentive Compensation in any one year does not guarantee participation in future years. The Company reserves the right to amend or terminate the terms of the Incentive Compensation programs at any time, either on an individual Employee or global basis.
3.2.5If an Employee’s employment commenced part-way through the fiscal year, any Incentive Compensation payment will be made on a pro-rata basis from the
Employee’s start date unless otherwise provided in an employment agreement.
3.2.6If an Employee changes jobs, or receives a base salary increase during the fiscal year, be it in the same country or via international transfer, resulting in changed targets, the Employee’s Incentive Compensation payout will be based, pro rata, on the achievements of each set of targets over the course of the fiscal year unless otherwise provided in an employment agreement.
3.2.7Employees will not be paid Incentive Compensation during any periods of long- term sickness or disability, or unpaid leave unless required by local laws and regulations.
3.2.8Pro rata Incentive Compensation payments may be granted, at the sole discretion of the Company, to Company Employees who retire or become disabled during the fiscal year, or to the estate of a former Employee who is deceased where the deceased Employee died while employed during the fiscal year.
3.2.9Acquisitions, divestments, or major launches will be considered on a case-by-case basis and may result in an adjustment of Incentive Compensation results at the end of the year at the sole discretion of the Company.
3.2.10The Company may, in compliance with the principles and requirements of this Policy, adjust the formulaic bonus outcomes, as needed, both upwards and downwards (including to zero) to ensure alignment of pay with performance.
3.2.11Participation in Incentive Compensation will end if the Company determines that:
•Payment of Incentive Compensation becomes unreasonable or inappropriate due to collective bargaining, statutory provisions, or other reasons; or

Effective Date : 16 Apr 2024

Incentive Compensation Policy
Document Type	Policy	Document Reference	POL.HR.10375
Version Number	6.0	Owning Facility/Site	United States

•the Company is no longer in a position to make Incentive Compensation payments.
3.3Supplemental Payments
3.3.1There may be additional supplemental payments provided by the Company to eligible Employees at the sole discretion of the Company. All supplemental payments must be reviewed and approved, at a minimum, by Integrity & Compliance and HR prior to payment. Integrity & Compliance and HR may request counsel from Legal and other relevant business stakeholders, as needed, particularly when the supplemental payment is available to eligible Employees.
3.4Termination of Employment
3.4.1Participation in Incentive Compensation does not alter the “Employment at Will” status of Employees or the right of the Company or the right of the Employee to terminate his or her employment at any time, with or without Cause.
3.4.2If an Employee’s employment terminates by reason of resignation or for Cause prior to Incentive Compensation payout (whether such termination occurs during or after the fiscal year), such Employee is not entitled to an Incentive Compensation payment unless otherwise provided in an employment agreement.
3.4.3The Company may exercise its judgment to determine what, if any, Incentive Compensation payment should be paid to an Employee in the event the Employee’s employment terminates due to position elimination, change in job responsibilities, or a reduction-in-force during the fiscal year. However, if such Employee has a written employment agreement, the terms of the written employment agreement will be followed as to this issue. In the absence of a written employment agreement, factors that the Company may consider include, but are not limited to the following:
•When during the fiscal year the separation occurred
•Whether the Employee’s objectives were met
•The overall performance of the Indivior Group
3.5Clawback
3.5.1The Company reserves the right to, in its sole discretion and subject to applicable law, seek redress from individuals in circumstances where there has been a material misstatement of the Indivior Group or business unit results, or a failure to comply with the Indivior Code of Conduct or other written standards, irrespective of the

Effective Date : 16 Apr 2024

Incentive Compensation Policy
Document Type	Policy	Document Reference	POL.HR.10375
Version Number	6.0	Owning Facility/Site	United States

position the Employee might hold and whether they are employed or not employed by the Company at the time of the breach of the Indivior Code of Conduct or other written standards.
3.5.2The Company shall in its sole discretion decide on the amount of the Incentive Compensation payment subject to Clawback in light of the circumstances triggering the Clawback. The amount subject to Clawback shall be limited to the portion of the Incentive Compensation that was paid or is otherwise payable that the Company determines exceeds the amount that would have been paid or would otherwise be payable but for the events described in Section 3.5.1.
3.5.3The Company may use any lawful methods to satisfy the Clawback, including at least:
•Reducing (including, if appropriate, to zero) the amount of any future Incentive Compensation; or,
•Requiring an Employee to pay the Company or any associated entity (e.g., subsidiary) the amount required to satisfy the Clawback in full, on terms directed by the Company (including, without limitation, on terms that the relevant amount is to be withheld or deducted from the Employee’s salary or from any other payment to be made to the Employee by the Company or associated entity).
3.5.4Employees, as a condition to participating in, and being eligible to receive Incentive Compensation, agree to:
•Authorize the Company and/or associated entities to deduct the Clawback amount from the Employee’s remuneration or payments due to them if permitted by applicable law;
•Repay to the Company or associated entity the Clawback amount on demand as a debt; and,
•Pay and indemnify, and keep indemnified, the Company and all associated entities against any costs and expenses, which may include reasonable legal expenses, incurred by the Company or any associated entity in enforcing the Clawback provisions.
3.5.5No delay or omission on the part of the Company or any associated entity in exercising its rights under this Policy shall operate as a waiver of any such rights to seek redress.

Effective Date : 16 Apr 2024

Incentive Compensation Policy
Document Type	Policy	Document Reference	POL.HR.10375
Version Number	6.0	Owning Facility/Site	United States

3.5.6The Company may terminate the employment of any Employee who fails to cooperate with the Company in satisfying any Clawback.
3.5.7Clawback provisions under the Incentive Compensation policy are in addition to, and not a limitation of, (i) any clawback policies or related provisions in benefits plans, award agreements, or employment contracts, and (ii) the Indivior PLC Executive Compensation Clawback Policy (POL.LEG.11646).
4CORPORATE INTEGRITY AGREEMENT
4.1Incentive Compensation will comply with the terms of Indivior’s government agreements.
5TRAINING
5.1HR is responsible for ensuring that relevant Employees read and acknowledge their understanding of this Policy annually.
6ENFORCEMENT
6.1Non-compliance with this Policy can subject Employees to disciplinary actions up to and including termination.
6.2This Policy and any dispute or claim arising out of or in connection with it shall be governed by and construed in accordance with Virginia law. The state or federal courts of Virginia shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Policy or its subject matter or formation (including non-contractual disputes or claims).
7REFERENCES
•Annual Incentive Plan SOP (SOP.HR.10413)
•Anti-Bribery Policy (GUI.IC.10001)
•Indivior Code of Conduct (POL.IC.10003)
•Competition Law Compliance Manual (POL.LEG.10006)
•Equal Employment Opportunity (EEO) Policy (USA) (POL.HR.10130)
•Global Policy on Healthcare Business Ethics
•Harassment Policy (USA) (POL.HR.10131)

Effective Date : 16 Apr 2024

•Prescriber Concern Report Policy (POL.MED.10042)
•Commercial Incentive Plan SOP (SOP.COM.10523)
•Indivior PLC Executive Compensation Clawback Policy (POL.LEG.11646)
8DEFINITIONS/ABBREVIATIONS
8.1“Cause” shall have the meaning as defined in any employment agreement then in effect between the Employee and their employing Company, or if not defined therein, or if there is no such agreement, “Cause” refers to an Employee’s (a) failure to substantially perform the Employee’s duties and obligations to the Company as an Employee, including one or more acts of gross negligence or insubordination or a material breach of Indivior’s policies and procedures; (b)
material breach of Indivior’s Code of Conduct, its Equal Opportunity and Anti- Harassment policies (including the Equal Employment Opportunity (EEO) Policy (USA) and Harassment Policy (USA)), or compliance policies (including the Anti- Bribery Policy, the Competition Law Compliance Manual, and the Global Policy on Healthcare Business Ethics); (c) indictment for, conviction of, or plea of guilty or nolo contendere to, a felony or any other crime involving fraud, dishonesty, theft, breach of trust or moral turpitude; (d) willful engagement in conduct which results in, or could reasonably be expected to result in, material injury to the Company’s financial condition, reputation, or ability to do business; (e) breach of any other agreement with the Company; (f) violation of state or federal securities laws or regulations; (g) discharge for poor performance; or (h) willful failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, willful destruction or failure to preserve documents or other materials relevant to such investigation, or willful inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation. The determination of the existence of Cause shall be made by the Company, and such determination shall be conclusive.
8.2“Clawback” refers to any reduction or forfeiture of, or obligation to repay, an amount of compensation otherwise payable or paid pursuant to Section 3.5.
8.3“Consultant” refers to any entity or individual the Company engages and contracts with to perform tasks, activities or services on behalf of the Company, including Healthcare Professionals. Consultants are not intended by the Company to be Employees.
8.4“Contingent Worker” refers to a temporary worker hired to cover vacancies due to promotions, terminations, illness, leave of absence, etc. Their tasks are generally expected to be performed by regular Employees in the medium to long-term. Contingent Workers are not intended by the Company to be Employees.

Effective Date : 16 Apr 2024

Incentive Compensation Policy
Document Type	Policy	Document Reference	POL.HR.10375
Version Number	6.0	Owning Facility/Site	United States

8.5“Incentive Compensation” refers to payment under plans (i.e., AIP and CIP), which are designed to reward and drive performance and behaviors consistent with
Indivior’s purpose, Indivior Code of Conduct, and written standards, values, and strategy as well as any bonuses payable under an employment agreement between the Company and any Employee.

8.6“Indivior Group” refers to the Companies and each of their parents, subsidiaries, and affiliates.
8.7“Written Standards” refers to Indivior policies, standard operating procedures (SOPs), guidance documents, and work instructions.
9APPENDICES
10REVISION HISTORY

Version	Date of Revision	Author	Summary of Changes	Reason for Changes
1.0	Oct 2019	Diego Castro Albano	New Policy	New Policy
2.0	Sept 2020	Diego Castro Albano	New legal entity, added CIA language	Consistency with CIA
3.0	September 2021	Diego Castro Albano	Removal of Indivior Solutions Inc, minor clarification of processes	Annual review
4.0	August 2022	Diego Castro Albano	Clarification of definitions, minor clarification of policy	Annual review
5.0	March 2023	Diego Castro Albano	Removal of DATA 2000 waiver language	MAT Act
6.0	March 2023	Diego Castro Albano	Change in terminology and definitions to reflect current Commercial structure	Org Change

Effective Date : 16 Apr 2024    Page 8 of 8

Document Approvals Approved Date: 08 Apr 2024

Approval Task	Kevin Espinoza,
Verdict: Approve	(kevin.espinoza@indivior.com) I&C Approver
08-Apr-2024 12:28:19 GMT+0000

CAC Approver Task	Kevin Espinoza,
Verdict: CAC Approved	(kevin.espinoza@indivior.com) CAC Approver
08-Apr-2024 12:30:23 GMT+0000